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                                                                    EXHIBIT 4.22

                             SUPPLEMENTAL INDENTURE

         This SUPPLEMENTAL INDENTURE, dated as of July 18, 2003 is among Technical Olympic USA, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                                    RECITALS

         WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of February 3, 2003 (the "Indenture"), pursuant to which the Company has originally issued $100,000,000 in aggregate principal amount of 9% Senior Notes due 2010 (the "Notes"); and

         WHEREAS, Section 9.01(a)(iv) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Subsidiary Guarantor to comply with Section
10.04 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1.


         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.




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                                   ARTICLE 2.


         Section 2.01. From this date, in accordance with Section 10.04 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

                                   ARTICLE 3.


         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                             TECHNICAL OLYMPIC USA, INC.



                             By: /s/ Tommy L. McAden
                                 -------------------------------
                                  Tommy L. McAden
                                  Vice President - Finance and Administration
                                  and Chief Financial Officer


                             SUBSIDIARY GUARANTORS:

                             DP-NH Investments, LP
                             DP-NH Management, LLC
                             Engle Homes Delaware, Inc.
                             Newmark Homes, LP
                             Newmark Homes Purchasing, LP
                             Pacific United, LP
                             Silverlake Interests, LC
                             TOUSA Financing, Inc.
                             TOUSA Shared Services, LLC



                             By: /s/ Tommy L. McAden
                                 -------------------------------
                                  Tommy L. McAden
                                  Vice President - Finance and Administration




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                                Alliance Insurance and
                                Information Services, LLC
                                Engle Homes Residential
                                Construction, LLC Engle
                                Homes/Virginia, Inc.
                                Engle/James, LLC
                                McKay Landing, LLC
                                Newmark Homes, LLC
                                Preferred Builders Realty, Inc.
                                Preferred Home Mortgage Company
                                Prestige Abstract & Title, LLC
                                Professional Advantage Title, Ltd.
                                The Century Title Agency, Ltd.
                                TOUSA Homes, Inc.
                                TOUSA Ventures, LLC
                                Universal Land Title, Inc.
                                Universal Land Title Investment #1, LLC
                                Universal Land Title Investment #2, LLC
                                Universal Land Title Investment #3, LLC
                                Universal Land Title Investment #4, LLC
                                Universal Land Title of South Florida, Ltd.
                                Universal Land Title of Texas, Inc.
                                Universal Land Title of The Palm Beaches, Ltd.



                                By: /s/ Tommy L. McAden
                                    --------------------------------
                                     Tommy L. McAden
                                     Vice President and Treasurer





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                                      TOUSA Associates Services Company



                                      By: /s/ Patricia M. Petersen
                                          -------------------------------
                                           Patricia M. Petersen
                                           Vice President and Secretary


                                      Newmark Homes Business Trust

                                      By: /s/ Terry White
                                          -------------------------------
                                           Name:  Terry White
                                           Title:  Managing Trustee

                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION, as Trustee



                                      By: /s/ Robert L. Reynolds
                                          -------------------------------
                                           Robert L. Reynolds
                                           Vice President



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